Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of January 20, 2012, among Walter Energy, Inc., a Delaware corporation, Western Coal Corp., a corporation existing under the laws of the Canadian province of British Columbia, Walter Energy Canada Holdings, Inc., a corporation existing under the laws of the Canadian province of British Columbia (together with Walter Energy, Inc. and Western Coal Corp, collectively, the “Borrowers”), the Lenders party hereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and Morgan Stanley Senior Funding, Inc., as Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2011 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.              Amendments to Credit Agreement.

1.    Section 2.01(c)(iv) of the Credit Agreement is hereby amended by deleting the text “$150,000,000” in each instance appearing therein and inserting the text “$275,000,000” in each instance in lieu thereof.

2.    Section 2.01(d)(iv) of the Credit Agreement is hereby amended by deleting the text “$150,000,000” in each instance appearing therein and inserting the text “$275,000,000” in each instance in lieu thereof.

3.    Section 3.02(iii) of the Credit Agreement is hereby amended by deleting the text “$150,000,000” appearing therein and inserting the text “$275,000,000” in lieu thereof.

4.    Section 3.02(iv) of the Credit Agreement is hereby amended by deleting the text “$150,000,000” appearing therein and inserting the text “$275,000,000” in lieu thereof.

5.    Section 5.02(a)(ii) of the Credit Agreement is hereby amended by (i) deleting the text “$154,500,000” appearing in the first sentence therein and inserting the text “$283,250,000” in lieu thereof and (ii) deleting the text “$150,000,000” appearing in the first sentence therein and inserting the text “$275,000,000” in lieu thereof.

6.    Section 5.02(a)(iii) of the Credit Agreement is hereby amended by (i) deleting the text “$154,500,000” appearing in the first sentence therein and inserting the text “$283,250,000” in lieu thereof and (ii) deleting the text “$150,000,000” appearing in the first sentence therein and inserting the text “$275,000,000” in lieu thereof.

7.    Section 9.01(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d)         Budgets. (i) No later than 30 days following the first day of each Fiscal Year of the U.S. Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the U.S. Borrower and its Subsidiaries on a consolidated basis) for each of the twelve months of such Fiscal Year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budget is based and (ii) no later than 90 days following the first day of each Fiscal Year of the U.S. Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the U.S. Borrower and its Subsidiaries on a consolidated basis) for the three immediately succeeding Fiscal Years prepared in summary form setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.”

II.            Miscellaneous Provisions.

1.    In order to induce the Lenders to enter into this First Amendment, the Borrowers hereby represent and warrant that:

(a)           no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and immediately after giving effect to this First Amendment; and

(b)           all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date or for a given period shall be true and correct in all material respects as of such specified date or such given period, as the case may be).

2.    This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3.    This First Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent.

4.    THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.    This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)            the Borrowers and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com); and

(ii)           the Borrowers shall have paid to the Administrative Agent (or its applicable affiliate) all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due.

6.    This First Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

7.    From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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[Signature Pages Omitted]